    As filed with the Securities and Exchange Commission on March 26, 2002
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                              __________________

                      Checkers Drive-In Restaurants, Inc.
            (Exact name of registrant as specified in its charter)

                       Delaware                                                        58-1654960
             (State or other jurisdiction                                 (I.R.S. Employer Identification No.)
           of incorporation or organization)

          4300 West Cypress Street, Suite 600
                    Tampa, Florida                                                        33607
        (Address of Principal Executive Office)                                        (Zip Code)

          Checkers Drive-In Restaurants, Inc. 2001 Stock Option Plan

         Employment Agreement between Checkers Drive-In Restaurants,
                           Inc. and Daniel J. Dorsch
                           (Full title of the plan)

                              ___________________


                             Brian R. Doster, Esq.
                         Secretary and General Counsel
                      Checkers Drive-In Restaurants, Inc.
                      4300 West Cypress Street, Suite 600
                             Tampa, Florida 33607
                    (Name and address of agent for service)
                                (813) 283-7000
         (Telephone number, including area code, of agent for service)

                       Copies of all communications to:

                              John Giordano, Esq.
                   Bush, Ross, Gardner, Warren & Rudy, P.A.
                           220 South Franklin Street
                             Tampa, Florida 33602
                             Phone: (813) 204-6403
                              Fax: (813) 223-9620

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                              Proposed           Proposed
            Title of                      Amount              Maximum            Maximum            Amount of
           Securities                     To be            offering price       Aggregate         registration
        to be registered              Registered(1)           per unit        Offering price           fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001           1,500,000          $10.65895(2)      $15,988,425(2)        $1,470.94
per share reserved under
Checkers Drive-In Restaurants,
Inc. Stock Option Plan

Common Stock, par value $0.001
per share granted to Daniel J.             17,350            $6.34005             $110,000            $10.12
Dorsch pursuant to the
Employment between Checkers
Drive-In Restaurants, Inc. and
Mr. Dorsch
------------------------------------------------------------------------------------------------------------------

/(1)/The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends or similar transactions.
/(2)/Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for shares of common stock of the registrant as reported on the NASDAQ National Market System on March 25, 2002.

================================================================================

                                    PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Registrant, Checkers Drive-In Restaurants, Inc., a Delaware corporation, are incorporated by reference in this Registration Statement.

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (including information specifically incorporated by reference into the Registrant's Form 10-K from the Registrant's definitive Proxy Statement).

         (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated October 24, 1991, filed pursuant to
Section 12(g) of the Securities and Exchange Act of 1934.

         (c) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The Company's Vice President, Secretary and General Counsel, Brian R. Doster, Esq., is giving an opinion on the legality of the issuance of the shares of Common Stock being offered hereby.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Delaware corporation. The Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         In addition, the Registrant's Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Registrant's Bylaws permit, and its Board of Directors has authorized, the purchase of liability insurance for the Registrant's officers and directors.

         The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the director or officer believed to be opposed to the best interests of the Registrant), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified (subject to certain conditions), and to obtain liability insurance for any director with terms of insurance no less favorable than those provided to any other director of the Registrant, and for any officer with terms of insurance no less favorable than those provided to any other officer of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. The Registrant believes that its Amended and Restated Certificate of Incorporation, Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     4.1 The 2001 Checkers Drive-In Restaurants, Inc. Stock Option Plan as filed with the Commission as Appendix B in the Registrant's definitive Proxy Statement dated August 6, 2001 is hereby incorporated by reference.

     4.2 Employment Agreement , dated November 20, 2000, between the Registrant and Daniel J. Dorsch as filed with the Commission as
           Exhibit 10.16 to Form 10-K for the year ended January 1, 2001, is hereby incorporated by reference.

     5.1   Opinion of Brian R. Doster regarding legality of the Common Stock.

     23.1  Independent Auditors' Consent of KPMG LLP.

     24.1  Powers of Attorney (included on signature page).


ITEM 9.  UNDERTAKINGS.

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, Checkers Drive-In Restaurants, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on March 26, 2002.

                                      Checkers Drive-In Restaurants, Inc.


                                      By:  /s/ Daniel J. Dorsch
                                         ---------------------------------------
                                           Daniel J. Dorsch, Chief Executive
                                             Officer


                               POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, we, the undersigned officers and directors of Checkers Drive-In Restaurants, Inc., hereby severally constitute and appoint Brian R. Doster, acting as an attorney-in-fact with the full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signatures                                     Title                                  Date
              ----------                                     -----                                  ----
                                         Chairman of the Board of Directors                    March 26, 2002
By: /s/ Ronald B. Maggard
   ------------------------------
    Ronald B. Maggard
                                         Vice Chairman of the Board of Directors               March 26, 2002
By: /s/ Peter C. O'Hara
   ------------------------------
    Peter C. O'Hara
                                         President, Chief Executive Officer and                March 26, 2002
By: /s/ Daniel J. Dorsch                 Director (Principal Executive Officer)
   ------------------------------
    Daniel J. Dorsch
                                         Chief Financial Officer (Principal Financial          March 26, 2002
By: /s/ David G. Koehler                 and Accounting Officer)
   ------------------------------
    David G. Koehler
                                         Director                                              March 26, 2002
By: /s/ William P. Foley, II
   ------------------------------
    William P. Foley, II
                                         Director                                              March 26, 2002
By: /s/ Terry N. Christensen
   ------------------------------
    Terry N. Christensen
                                         Director                                              March 26, 2002
By: /s/ Clarence V. McKee
   ------------------------------
    Clarence V. McKee
                                         Director                                              March 26, 2002
By: /s/ Burt Sugarman
   ------------------------------
    Burt Sugarman
                                         Director                                              March 26, 2002
By: /s/ Willie D. Davis
   ------------------------------
    Willie D. Davis
                                         Director                                              March 26, 2002
By: /s/ David Gotterer
   ------------------------------
    David Gotterer

                               INDEX OF EXHIBITS


     5.1  Opinion of Brian R. Doster regarding legality of the Common Stock.

     23.1 Independent Auditors' Consent of KPMG LLP.

     24.1 Powers of Attorney (included on signature page).

_______________________